                            LIFELINE SYSTEMS, INC.

                 ANNUAL MEETING OF STOCKHOLDERS - MAY 17, 1995

          This Proxy is solicited on behalf of the Board of Directors.

Those signing on the reverse side, revoking all prior proxies, hereby appoint Ronald Feinstein and Norman B. Asher, and each of them, with full power of substitution, as proxies to represent and vote as designated hereon, all shares of stock of Lifeline Systems, Inc. which those signing on the reverse side would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at Hale and Dorr, 60 State Street (Hale and Dorr Suites, 26th Floor), Boston, Massachusetts 02109, on May 17, 1995 at 10:00 A.M. (Boston Time) and at any adjournment thereof.

This Proxy when properly executed will be voted in the manner directed by the undersigned stockholder(s).

- - --------------------------------------------------------------------------------
             PLEASE VOTE, DATE, AND SIGN ON OTHER SIDE AND RETURN
                        PROMPTLY IN ENCLOSED ENVELOPE.
- - --------------------------------------------------------------------------------

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer and state title. If a partnership, please sign in partnership name by authorized person and state title.
- - --------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                        DO YOU HAVE ANY COMMENTS?

- - -------------------------------                  -------------------------------

- - -------------------------------                  -------------------------------

- - -------------------------------                  -------------------------------

    Please Mark Votes as in
[X] this Example




1)  To elect three Class III Directors.
                                                             For All
                                     For      Withhold       Except

                                     [_]         [_]           [_]


STEVEN M. TRITMAN
GORDON C. VINEYARD, M.D.
CAROLYN C. ROBERTS

IF YOU DO NOT WISH YOUR SHARES VOTED "FOR" A PARTICULAR NOMINEE, MARK THE "FOR ALL EXCEPT" BOX AND STRIKE A LINE THROUGH THE NOMINEE'S NAME. YOUR SHARES WILL BE VOTED FOR THE REMAINING NOMINEE(S).

2)  Approval of the Company's 1995 Employee Stock Purchase Plan.

                                     For      Against        Abstain

                                     [_]        [_]            [_]

3) Ratification of the selection of Coopers & Lybrand L.L.P. as the Company independent accountants for 1995.

                                     For      Against        Abstain

                                     [_]        [_]            [_]

4) In their discretion the proxies named herein are authorized to vote upon such other business as may properly come before said meeting or any adjournment thereof.

UNLESS OTHERWISE INSTRUCTED, THIS PROXY WILL BE VOTED IN FAVOR OF THE PROPOSALS SET FORTH HEREON.

A VOTE "FOR" EACH PROPOSAL IS RECOMMENDED BY THE BOARD OF DIRECTORS.

Please be sure to sign and date this Proxy.

Mark box at right if comments or address change have been noted on the reverse side of this card.

                                     [_]

Date _____________


- - -----------------------------------------------
Stockholder sign here        Co-owner sign here

- - --------------------------------------------------------------------------------
DETACH CARD

                            LIFELINE SYSTEMS, INC.

     Dear Stockholder,

     Please take note of the important information enclosed with the Proxy Ballot. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

     Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

     Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign and date the card, detach it and return your proxy vote in the enclosed postage paid envelope.

     Your vote must be received prior to the Annual Meeting of Stockholders to be held on May 17, 1995.

     Thank you in advance for your prompt consideration of these matters.

     Sincerely,



     Lifeline Systems, Inc.